UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

As previously announced on January 3, 2011, Marc Lefar, Chief Executive Officer of Vonage Holdings Corp. (the “Company”), will present at the 2011 Citi Entertainment, Media & Telecommunications Conference (the “Citi Conference”) on Wednesday January 5, 2011. On January 5, 2011, the Company issued a press release announcing certain preliminary unaudited operating information that will be discussed at the Citi Conference. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1 and is incorporated herein by reference to this Item 2.02.

Item 7.01	Regulation FD Disclosure.

At the Citi Conference and in certain investor meetings, Mr. Lefar will be using a slide presentation to provide an update on the Company. A copy of the slide presentation to be referenced by Mr. Lefar during the Citi Conference, which will be made available in advance of the call through the Company’s website, is furnished herewith as Exhibit 99.2.

The information in this Item 7.01 and the Exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed.

99.1	Press Release issued by Vonage Holdings Corp. on January 5, 2011.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

99.2	Presentation dated, January 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: January 5, 2011	By:	/S/ BARRY L. ROWAN
Barry L. Rowan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.:	Description:

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed.

99.1	Press Release issued by Vonage Holdings Corp. on January 5, 2011.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed.

99.2	Presentation dated, January 5, 2011.